                                                               EXHIBIT 99.(a)(2)

            GROWTH HOTEL INVESTORS, A CALIFORNIA LIMITED PARTNERSHIP
                             LETTER OF TRANSMITTAL



                                             TAX IDENTIFICATION NO.:



(Please indicate changes or corrections to the name, address and Tax Identification Number printed above.)

         THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 14, 1996 (THE "EXPIRATION DATE") UNLESS EXTENDED.

         To participate in the Offer, a duly executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal must be received by the Depositary on or prior to the Expiration Date. Delivery of this Letter of Transmittal or any other required documents to an address other than as set forth below does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Unitholder. Please use the pre-addressed, postage-paid envelope provided.

         This Letter of Transmittal is to be completed by Unitholders of Growth Hotel Investors, a California limited partnership (the "Partnership"), pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Offer to Purchase.

              PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS

Gentlemen:

         The undersigned hereby tenders to Devon Associates (the "Purchaser") the number of assignee limited partnership units ("Units") in the Partnership set forth below at $705 per Unit upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 15, 1996 (the "Offer to Purchase"), and this Letter of Transmittal (which together constitute the "Offer"). Receipt of the Offer to Purchase is hereby acknowledged.

         The undersigned recognizes that, if more than 15,000 Units are validly tendered prior to or on the Expiration Date and not properly withdrawn, the Purchaser will, upon the terms of the Offer, accept for payment from among those Units tendered prior to or on the Expiration Date 15,000 Units on a pro rata basis, with adjustments to avoid purchases of certain fractional Units, based upon the number of Units validly tendered prior to the Expiration Date and not withdrawn.

         Subject to and effective upon acceptance for payment of any of the Units tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser all right, title and interest in and to such Units which are purchased pursuant to the Offer. The undersigned hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to deliver such Units and transfer ownership of such Units on the books of the Partnership, together with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser and, upon payment of the purchase price in respect of such Units by the Purchaser, to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units including, without limitation, all voting rights all in accordance with the terms of the Offer. Subject to and effective upon the purchase of any Units tendered hereby, the undersigned hereby requests that the Purchaser be admitted to the Partnership as a "substitute Limited Partner" under the terms of the Partnership Agreement of the Partnership. Upon the purchase of Units pursuant to the Offer, all prior proxies and consents given by the undersigned with respect to such Units will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective). In addition, by executing this Letter of Transmittal, the undersigned assigns to the Purchaser all of the undersigned's right to receive distributions from the Partnership with respect to Units which are purchased pursuant to the Offer.

         The undersigned hereby represents and warrants that the undersigned owns the Units tendered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and has full power and authority to validly tender, sell, assign and transfer the Units tendered hereby, and that when any such Units are purchased by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claim. Upon request, the undersigned will execute and deliver any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, or purchase of Units tendered hereby.

         The undersigned understands that a tender of Units to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the Units tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for Units not accepted for payment will be destroyed by the purchaser. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

         NO. UNITS         UNIT PRICE           TOTAL PURCHASE PRICE



================================================================================
                SIGNATURE BOX-1 INDIVIDUALS AND JOINT OWNERS
(PLEASE READ AND COMPLETE AS NECESSARY BOXES A, B, AND C ON THE FOLLOWING PAGE)
================================================================================

Please sign exactly as your name is printed (or corrected) above. For joint owners, each joint owner must sign. (See Instruction 1.) The signatory hereto hereby certifies under penalties of perjury the statements in Box A, Box B and, if applicable Box C.

IMPORTANT: TRUSTEES, EXECUTORS, ADMINISTRATORS, GUARDIANS, ATTORNEYS-IN-FACT, OFFICERS OF CORPORATIONS OR OTHER PERSONS ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, SHOULD COMPLETE SIGNATURE BOX 2 FOR TRUSTEES, CORPORATIONS AND FIDUCIARIES.

================================================================================

X_____________________________________________________________________________
                (Signature of Owner)                           (Date)

X_____________________________________________________________________________
                (Signature of Owner)                           (Date)

    Tel: (_____) ______- __________   (Day) (_____) ____-______(Evening)

================================================================================

FOR INFORMATION AND ASSISTANCE WITH ASSISTANCE WITH THE OFFER, PLEASE CALL: THE HERMAN GROUP, INC. (800) 530-4966. For Units to be validly tendered, Unitholders should complete and sign this Letter of Transmittal and return it in the self addressed, postage-paid envelope enclosed, or by Hand or Overnight Delivery to: The Herman Group, Inc. 2121 San Jacinto Street, 26th Floor, Dallas, TX 75201, or by Facsimile (214) 999-9348 or (214) 999-9323.

================================================================================
            SIGNATURE BOX-2 TRUSTEES, CORPORATIONS, AND FIDUCIARIES
                   (SEE INSTRUCTIONS 1, 3 AND 4 AS NECESSARY)
--------------------------------------------------------------------------------
TRUSTEES, EXECUTORS, ADMINISTRATORS, GUARDIANS, ATTORNEYS-IN-FACT, OFFICERS OF
A CORPORATION OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE COMPLETE THIS BOX AND SEE INSTRUCTION 1.

The signatory hereto hereby certifies under penalties of perjury the statements in Box A, Box B, and, if applicable Box C.

X____________________________________     X_____________________________________
            (Signature)                                  (Signature)

Name and Capacity ____________________________  (Title) ________________________

Address ________________________________________________________________________
                                             (city)       (state)        (zip)

Area Code and Telephone No. (___)_____________ (Day)(___)_____________ (Evening)


                           NOTARIZATION OF SIGNATURE
                        (If required. See Instruction 1)

STATE OF  ____________ )
                       ) SS.:
COUNTY OF ____________ )

On this ___day of ________________, 1996, before me came personally ____________

________________________________________________________________________________
                               (Please Print)
to me known to be the person who executed this Letter of Transmittal.

                                             ___________________________________
                                                           Notary Public

                                       OR

                              SIGNATURE GUARANTEE
                       (If required.  See Instruction 1)


Name and Address of Eligible Institution _______________________________________

________________________________________________________________________________

________________________________________________________________________________

Authorized Signature   __________________________  Title _______________________

Name _____________________________________________ Date _________________, 199__

================================================================================

================================================================================
                                     BOX A
                              SUBSTITUTE FORM W-9
                          (SEE INSTRUCTION 3 - BOX A)
--------------------------------------------------------------------------------
         The person signing this Letter of Transmittal hereby certifies the following to the Purchaser under penalties of perjury:
                 (i) The TIN printed (or corrected) on the front of this Letter of Transmittal is the correct TIN of the Unitholder, or if this box [ ] is checked, the Unitholder has applied for a TIN. If the Unitholder has applied for a TIN, a TIN has not been issued to the Unitholder, and either: (a) the Unitholder has mailed or delivered an application to receive a TIN to the appropriate IRS Center of Social Security Administration Office, or (b) the Unitholder intends to mail or deliver an application in the near future (it being understood that if the Unitholder does not provide a TIN to the Purchaser 31% of all reportable payments made to the Unitholder will be withheld until a TIN is provided to the Purchaser); and
                 (ii) Unless this box [ ] is checked, the Unitholder is not subject to a backup withholding either because the Unitholder: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Unitholder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Unitholder is no longer subject to backup withholding.
         Note: Place and "X" in the box in (ii) if you are unable to certify that the Unitholder is not subject to backup withholding.
================================================================================

================================================================================
                                     BOX B
                                FIRPTA AFFIDAVIT
                          (SEE INSTRUCTION 3 - BOX B)
--------------------------------------------------------------------------------
         Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership of 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S.
real property interests plus cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchaser that no withholding is required with respect to the Unitholder's interest in the Partnership, the person signing this Letter of Transmittal hereby certifies the following under penalties of perjury:
         (i) Unless this box [ ] is checked, the Unitholder, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); (ii) the Unitholder's U.S. social security number (for individuals) or employer identification number (for non-individuals) is correctly printed (or corrected) on the front of this Letter of Transmittal; and (iii) the Unitholder's home address (for individuals), or office address (for non-individuals), is correctly printed (or corrected) on the front of this Letter of Transmittal. If a corporation, the jurisdiction of incorporation is ____________________.
         The person signing this Letter of Transmittal understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.
================================================================================

================================================================================
                                     BOX C
                              SUBSTITUTE FORM W-8
                          (SEE INSTRUCTION 4 - BOX C)
--------------------------------------------------------------------------------
By checking this box [ ], the person signing this Letter of Transmittal hereby certifies under penalties of perjury that the Unitholder is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the Unitholder:
         (i) Is a nonresident alien individual or a foreign corporation, partnership, estate or trust;
         (ii) If an individual, has not been and plans not be present in the U.S. for a total of 183 days or more during the calendar year; and
         (iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.
================================================================================

                                  INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.       SIGNATURE AND DELIVERY REQUIREMENTS.

         INDIVIDUAL AND JOINT OWNERS - TENDER, SIGNATURE REQUIREMENTS. After carefully reading and completing this Letter of Transmittal, in order to tender Units Unitholder(s) must sign at the "X" in SIGNATURE BOX-1 on the bottom of the front page of this Letter of Transmittal. The signature(s) must correspond exactly with the name printed (or corrected) on the front of this Letter of Transmittal without any change whatsoever. If this Letter of Transmittal is signed by the registered Unitholder(s) of the Units, no notarization or signature guarantee on this Letter of Transmittal is required. NOTE: FOR UNITS HELD IN CUSTODIAL ACCOUNT, THE BENEFICIAL OWNER SHOULD SIGN IN BOX 1. Similarly, if Units are tendered for the account of a member firm of a registered national security exchange, a member firm of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution"), no notarization or signature guarantee is required. If any tendered Units are registered in the names of two or more joint holders, all such holders must sign this Letter of Transmittal.

         TRUSTEES, CORPORATIONS AND FIDUCIARIES - TENDER, SIGNATURE REQUIREMENTS. Trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partner of a partnership or other persons acting in a fiduciary or representative capacity must sign at the "X" in SIGNATURE BOX-2 and have their signatures notarized or guaranteed by an Eligible Institution, by completing the Notarization or Signature Guarantee set forth in SIGNATURE BOX-2 of this Letter of Transmittal. If this Letter of Transmittal is signed by trustees, administrators, guardians, attorneys-in-fact, officers of corporations, authorized partners or others acting in a fiduciary or representative capacity, such persons should so indicate their title when signing (see SIGNATURE BOX-2) and must submit proper evidence satisfactory to the Purchaser of their authority to so act.

         DELIVERY REQUIREMENTS. For Units to be validly tendered, a properly completed and duly executed Letter of Transmittal, together with any required notarizations or signature guarantees in SIGNATURE BOX-2 and any other documents required by this Letter of Transmittal, but be received by the Depositary prior to or on the Expiration Date at its address set forth on the front of this Letter of Transmittal. No alternative, conditional or contingent tenders will be accepted. All tendering Unitholders by execution of this Letter of Transmittal waive any right to receive any notice of the acceptance of their tender. Delivery of the Letter of Transmittal is at the risk of the Investor. To ensure receipt of the Letter of Transmittal, it is suggested that you use overnight courier delivery or, if the Letter of Transmittal is to be delivered by United States mail, you use certified or registered mail, return receipt requested. TO BE EFFECTIVE, A DULY COMPLETED AND SIGNED LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF) MUST BE RECEIVED BY THE INFORMATION AGENT AT THE ADDRESS (OR FACSIMILE NUMBER) SET FORTH BELOW BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 14, 1996.


                 By Mail:                          THE HERMAN GROUP, INC.
                                                   P.O. Box 357
                                                   Dallas, Texas 75221-9602

                 By Hand Delivery:                 2121 San Jacinto Street, 26th Floor
                                                   Dallas, Texas 75201

                 By Facsimile:                     (214) 999-9348 or (214) 999-9323

                 For Additional Information Call:  (800) 530-4966

DOCUMENTATION.

                 Deceased Owner -                  Copy of Death Certificate. If other than a Joint Tenant,
                                                   see also Executor/Administrator/Guardian below.

                 Deceased Owner (Other) -          See Executor/Administrator/Guardian (a) below.

                 Executor/Administrator/Guardian - (a) Send copy of Court Appointment Documents;
                                                   and (b) a copy of applicable provisions of Will (Title
                                                   Page, Executor powers asset distribution); OR (c) Estate
                                                   distribution documents.

                 Attorney-in-Fact -                Power of Attorney

                 Corporate/Partnerships -          Resolution(s) of Board of Directors or other evidence
                                                   of authority to so act.

                 Trust/Pension Plans -             Cover pages of the trust or plan, along with the
                                                   trustee(s) section and/or amendments or resolutions of
                                                   the above to prove authority to so act.

2. TRANSFER TAXES. The purchaser will pay or cause to be paid all transfer taxes, if any, payable in respect of Units accepted for payment pursuant to the Offer.

3. U.S. PERSONS. A Unitholder who or which is a United States citizen or resident alien individual, a domestic corporation, a domestic partnership, a domestic trust or a domestic estate (collectively, "United States persons") as those terms are defined in the Internal Revenue Code and Income Tax Regulations, should complete the following:

         BOX A - SUBSTITUTE FORM W-9. In order to avoid 31% federal income tax backup withholding, the Unitholder must provide to the Purchaser the Unitholder's correct Taxpayer Identification Number ("TIN") and certify, under penalties of perjury, that such Unitholder is not subject to such backup withholding. The TIN that must be provided on the Substitute W-9 is that of the registered Unitholder as printed (or corrected) on the front of this Letter of Transmittal. If a correct TIN is not provided, penalties may be imposed by the Internal Revenue Service ("IRS"), in addition to the Unitholder being subject to backup withholding. Certain Unitholders (including, among others, all corporations) are not subject to backup withholding. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS. NOTE: THE CORRECT TIN FOR AN IRA ACCOUNT IS THAT OF THE CUSTODIAN (NOT THE INDIVIDUAL SOCIAL SECURITY NUMBER OF THE BENEFICIAL OWNER).

         BOX B - FIRPTA AFFIDAVIT. To avoid potential withholding of tax pursuant to Section 1445 of the Internal Revenue Code, each Unitholder who or which is a United States Person (as defined in Instructions 3 above) must certify, under penalties of perjury, the Unitholder's TIN and address, and that the Unitholder is not a foreign person. Tax withheld under Section 1445 of the Internal Revenue code is not an additional tax. If withholding results in an overpayment of tax, a refund may be obtained from the IRS.

4. BOX C - FOREIGN PERSONS. In order for a Unitholder who is a foreign person (i.e., not a Unites States person as defined in 3 above) to qualify as exempt from 31% backup withholding, such foreign Unitholder must certify, under penalties of perjury, the statement in BOX C of this Letter of Transmittal attesting to that foreign person's status by checking the box preceding such statement. However, such person will be subject to withholding of tax under Section 1445 of the Code.

5. ADDITIONAL COPIES OF OFFER TO PURCHASE AND LETTER OF TRANSMITTAL Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Purchaser by calling (800) 530-4966.